                                                                     EXHIBIT 2.9

                            SHARE PURCHASE AGREEMENT

================================================================================

         THIS SHARE PURCHASE AGREEMENT is made and entered into as of January 28th, 2002 by and among PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation ("PPD Parent"), PPD INTERNATIONAL HOLDINGS, INC., a
                       ----------
Delaware corporation and wholly-owned subsidiary of PPD ("PPD"), and EVAN A. STEIN, M.D., Ph.D. and MRL SELECT LTD. CO., a Kentucky limited liability company (each individually a "Shareholder" and collectively the "Shareholders").
                      -----------                        ------------
                                    RECITALS

         A. The Shareholders together own 1,000 registered shares with a nominal value of BEF 18,000 each ("the Shares") in Medical Research Laboratories International BVBA, a private limited company under Belgian law whose registered office is at Excelsiorlaan 39, 1930 Zaventem, Belgium ("MRLB").

         B. Evan A. Stein M.D., Ph.D owns 220 of the Shares and MRL Select Ltd. Co. owns 780 of the Shares.

         C. The Shareholders have agreed to sell the Shares to PPD on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and representations set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         The terms used in this Agreement shall be defined as follows, unless the context in which they are used requires otherwise. All terms defined below in the plural shall, when used in the singular in this Agreement, include the singular of the defined term. All terms defined below in the singular shall, when used in the plural in this Agreement, include both the plural of the defined term and all of the items set forth in the definition of the term collectively.

         1.1    Agreement. This Share Purchase Agreement.
                ---------

         1.2    Agreement and Plan of Reorganization. That certain Agreement and
                ------------------------------------
Plan of Reorganization among PPD Parent, MRL, Evan A. Stein, M.D., Ph.D., Paula Steiner, Peter Laskarzewski and Joseph L. Staneck of even date herewith.

         1.3    Asserted Liability. Any lawsuit, proceeding, demand, claim,
                ------------------
matter, event or circumstance which may give rise to a claim for General Losses or Specific Losses against any Indemnifying Party by an Indemnified Party.

         1.4    Asserted Tax Liability. Any liability of MRLB and/or the
                ----------------------
Shareholders for Taxes attributable to the operations or transactions of MRLB resulting from any proposed assessment by any taxing authority or any possible Tax assessment with respect to any taxable year or that portion of any taxable year of MRLB ending on or before the Closing Date.

         1.5    Average PPD Stock Price. The average of the last sale price of a
                -----------------------
share of PPD Stock for each of the five (5) consecutive days that PPD Stock has traded commencing on the day which is ten (10) trading days immediately prior to the Closing, as reported on the Nasdaq National Market, rounded to the nearest cent.

         1.6    Claims Notice. Written notice in accordance with Section 11.2 by
                -------------                                    ------------
an Indemnified Party to an Indemnifying Party of a General Loss, a Specific Loss, an Asserted Liability or an Asserted Tax Liability.

         1.7    Closing. The closing of the transactions pursuant to this
                -------
Agreement.

         1.8    Closing Date. Provided all conditions to Closing have been
                ------------
satisfied or waived in writing by the appropriate party, the Closing Date shall occur on or before February 28, 2002, at such time and place and on such date as the parties shall agree in writing.

         1.9    Director. In relation to MRLB an officer of MRLB, whose position
                --------
under Belgian company law is defined as that of "zaakvoerder".

         1.10   Disclosure Schedule. The schedule entitled "Disclosure Schedule"
                -------------------
to be delivered by the Shareholders to PPD and PPD Parent at the time of delivery and execution of this Agreement. The information contained in the Disclosure Schedule at the time of its delivery to PPD and PPD Parent, but excluding any update or supplement thereto provided to PPD or PPD Parent subsequent to execution of this Agreement by PPD and PPD Parent, shall be deemed to be part of and qualify any of the representations and warranties of the Shareholders in this Agreement. Unless otherwise indicated, all capitalized terms used in the Disclosure Schedule shall have the same meanings as in this Agreement.

         1.11   Dollars or $. United States Dollars.
                ------------

         1.12   Environmental Law. Any law, regulation, rule or order of any
                -----------------
Governmental Entity relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         1.13   General Escrow Agent. The party executing the General Escrow
                --------------------
Agreement as the Escrow Agent.

         1.14   General Escrow. The escrow account consisting of the General
                --------------
Holdback Property to be established with and administered by the General Escrow Agent to secure the General Indemnification by the Shareholders.

         1.15   General Escrow Agreement. The Escrow Agreement by and among PPD,
                ------------------------
PPD Parent, the Shareholders and the General Escrow Agent in substantially the form attached as Exhibit 1.15 to this Agreement.
                 ------------

         1.16   General Holdback Property. Ten percent of the Purchase Price
                -------------------------
(being $1,000,000 (One Million Dollars) in cash and 30,849 shares of PPD Stock, subject to equitable adjustment pursuant to Section 2.2) to be delivered to the
                                            -----------
Shareholders pursuant to Section 2.2, which cash and shares shall be held in the
                         -----------
General Escrow and which shall be contributed to the General Escrow by the Shareholders in proportion to their relative ownership percentages of the Shares immediately prior to the Closing Date, together with all dividends and distributions other than cash dividends but including dividends payable in securities or other property paid with respect to PPD Stock and any securities or other consideration issued in exchange for or cancellation of PPD Stock which constitutes the General Holdback Property.

         1.17   General Indemnification. The obligations of an Indemnifying
                -----------------------
Party under Article 9 to indemnify an Indemnified Party against General Losses
            ---------
and/or Specific Losses.

         1.18   General Losses. All losses, liabilities, damages, fines,
                --------------
settlement amounts, deficiencies, costs or expenses (including interest, penalties, fines and reasonable attorneys' fees, expert witness fees and disbursements), other than Specific Losses, of an Indemnified Party resulting from, arising out of or relating to a breach (or with respect to any Asserted Liabilities or Asserted Tax Liabilities, any allegation of any facts which, if true, would constitute a breach) of the representations, warranties, covenants, conditions and agreements of an Indemnifying Party pursuant to this Agreement and all lawsuits, actions, proceedings, hearings, investigations resulting or arising therefrom.

         1.19   Governmental Entity. Any federal, regional, provincial, state,
                -------------------
county, city, local, communal or foreign government, or any court, tribunal, arbitrator, authority, agency, commission, branch, department, division, official or instrumentality thereof.

         1.20   Hazardous Materials. (i) Any petroleum or petroleum products,
                -------------------
flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (ii) any chemicals or other materials or substances included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any applicable Environmental Law; and

(iii) any other chemical or other material or substance, exposure to which is now prohibited, limited or regulated by any Governmental Entity under any applicable Environmental Law.

         1.21   Indemnified Party. A party that is or may be entitled to receive
                -----------------
General Indemnification pursuant to the provisions of Article 9.
                                                      ---------

         1.22   Indemnifying Party. A party that is or may be obligated to
                ------------------
provide General Indemnification pursuant to theprovisions of Article 9.
                                                             ---------

         1.23   Knowledge. With respect to the Shareholders, Knowledge means
                ---------
actual knowledge of matters by any of the Shareholders, the Directors, the general manager or other officers of MRLB, Robert Hill or the shareholders of MRL. With respect to PPD and PPD Parent, Knowledge means actual Knowledge of any of the Chief Executive Officer, the Chief Financial Officer or the General Counsel of PPD Parent.

         1.24   Liens. Liens, claims, charges, pledges, assignments, security
                -----
interests, puts, calls, rights of exchange, conversion rights, options to purchase, encumbrances, rights of others or equitable interests of any nature whatsoever (each, a "Lien").
                     ----

         1.25   Material Adverse Effect. Any event, change or effect that is
                -----------------------
materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, prospects, operations or results of operations of MRLB.

         1.26   Material Contracts. All notes, mortgages, indentures, leases,
                ------------------
licenses, contracts, instruments, agreements and Permits except those which (i) are terminable on thirty (30) days' notice by MRLB; (ii) have a term of less than one (1) year; and (iii) involve amounts of $25,000 (Twenty-Five Thousand Dollars) or less.

         1.27   MRL. Medical Research Laboratories, Inc., a Kentucky
                ---
corporation.

         1.28   MRLB Balance Sheet. The unaudited, internally-prepared
                ------------------
consolidated balance sheet of MRLB as of October 31, 2001.

         1.29   MRLB Financial Statements. The audited balance sheets,
                -------------------------
statements of income and statements of cash flow of MRLB as of and for the periods ended December 31, 1998, December 31, 1999 and December 31, 2000, and the related notes thereto; the MRLB Balance Sheet; and the internally-prepared statement of income and statement of cash flow of MRLB for the ten (10) month period ended on the date of the MRLB Balance Sheet.

         1.30   MRLB Intellectual Property. Patents and patent rights,
                --------------------------
trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and all pending applications for and registrations of any of the foregoing, unpatented technology and know-how, in process research and development, trade secrets and any similar intellectual property or proprietary rights of MRLB.

         1.31   MRLB Plan. Each employee benefit plan, including, without
                ---------
limitation, multiemployer plans, stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which any employee or former employee of MRLB has any present or future right to benefits or under which MRLB has any present or future liability.

         1.32   MRL Select Transactions. The issuance and/or transfer of
                -----------------------
membership or other interests in MRL Select Ltd. Co. to Robert Hill and Tom Tollenaere.

         1.33   Permit. Each certificate, license, permit, approval and
                ------
authorization issued by a Governmental Entity that is necessary for the ownership and operation of the business of MRLB.

         1.34   PPD Stock. Shares of common stock, $0.10 par value, of PPD
                ---------
Parent.

         1.35   PPD Stock Price. The PPD Stock Price shall be equal to $28.50
                ---------------
(Twenty-Eight and 50/100 Dollars).

         1.36   Purchase Price. The purchase price for the Shares, being (i) the
                --------------
amount of $10,000,000 (Ten Million Dollars) in cash or other immediately available funds to be paid by wire transfer of funds to an account designated by the Shareholders and (ii) the amount of $8,792,000 (Eight Million Seven Hundred Ninety-Two Thousand Dollars) in the form of unregistered shares of PPD Stock valued at the PPD Stock Price and to be delivered to the Shareholders at Closing (i.e., 308,491 shares of PPD Stock, subject to equitable adjustment pursuant to
Section 2.2 and subject to the holdbacks required by Section 2.2).
-----------                                          -----------

         1.37   Registration Rights Agreement. The Registration Rights Agreement
                -----------------------------
by and among PPD Parent, the Shareholders, Paula Steiner, Peter Laskarzewski and Joseph L. Staneck in substantially the form attached as Exhibit 1.37 to this
                                                        ------------
Agreement.

         1.38   Related Party. (i) Any person currently acting as a Director,
                -------------
officer, partner, manager or in a similar capacity of MRLB or MRL, (ii) the Shareholders, (iii) any spouse, ancestor or ancestor's spouse, descendant or descendant's spouse, or sibling or sibling's spouse of any of the persons described in (i) or (ii) (with relationships by adoption treated the same as those by blood), or (iv) any trust or entity in which any of the persons described in (i), (ii) or (iii) has any material interest of any kind, directly or indirectly.

         1.39   Sale Proposal. Any proposal or offer with respect to a (i) sale
                -------------
of a significant portion of the assets of MRLB, (ii) sale of shares of stock, securities or other equity interests of MRLB or (iii) merger or other takeover or business combination transaction involving MRLB.

         1.40  Securities Act. The Securities Act of 1933, as amended, or any
               ---------------
corresponding provisions of any successor law, and the regulations and rules issued pursuant to the Securities Act.

         1.41  Specific Losses. All losses, liabilities, damages, fines,
               ----------------
settlement amounts, deficiencies, Taxes, costs or expenses (including interest, penalties, fines and reasonable attorneys' fees, expert witness fees and disbursements) of MRLB, PPD and PPD Parent (and their respective directors, Directors, managers, officers, employees, affiliates, successors and assigns) resulting from, arising out of or relating to (i) a breach (or with respect to any Asserted Liabilities or Asserted Tax Liabilities, any allegation of any facts which, if true, would constitute a breach) of any of the representations and warranties contained in Section 3.4 ("Title to the Shares"), Section 3.14
                            -----------                          ------------
("Tax Matters"), Section 3.25 ("Employees and Independents"), Section 3.26(c)
                 ------------                                 ---------------
("Compliance with Laws and Plan Documents") or Section 3.28 ("Environmental
                                            ----------------
Matters"), (ii) any consulting or employment agreement identified in Section
                                                                     -------
3.11 of the Disclosure Schedule, and any amendment, modification or termination
----
thereof, whether before or after the date of this Agreement, and (iii) all lawsuits, actions, proceedings, hearings, investigations resulting or arising from any of the foregoing.

         1.42 Tax. Any federal, regional, provincial or communal tax, duty or
              ---
levy on local or foreign income, including, but not limited to, income tax, capital gains tax, value added tax, customs and excise duties, stamp duty, registration duty, succession duty, social security contributions or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         1.43 Tax Return. All returns, schedules, statements, reports,
              -----------
estimates, declarations, forms and information returns pertaining to any Tax, including any schedule or attachment thereto, and including any amendment thereof, relating to the business operations of MRLB required by all Governmental Entities due on or before the Closing Date.

                                    ARTICLE 2
                                 SHARE PURCHASE
                                 --------------

         2.1  Agreement. Subject to the terms of this Agreement PPD agrees to
              ----------
purchase and the Shareholders agree to sell the Shares.

         2.2  Purchase Price. On the Closing Date and subject to the
              ---------------
satisfaction of all conditions specified in Article 7, PPD shall

                  (a) Deliver to the Shareholders in proportion to their respective holdings of the Shares stock certificates evidencing 277,642 shares of PPD Stock, subject to equitable adjustment to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into PPD Stock or the Shares), reorganization, recapitalization or other like change with respect to PPD Stock or the Shares occurring after the date hereof and prior to the Closing).

             (b) Deliver to the General Escrow Agent stock certificates evidencing 30,849 shares of PPD Stock, subject to equitable adjustment to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into PPD Stock or the Shares), reorganization, recapitalization or other like change with respect to PPD Stock or the Shares occurring after the date hereof and prior to the Closing), to be held upon the terms and conditions of the General Escrow Agreement.

             (c) Deliver to the Shareholders in proportion to their respective holdings of the Shares an aggregate of $9,000,000 (Nine Million Dollars) in cash or other immediately available funds.

             (d) Deliver to the General Escrow Agent $1,000,000 (One Million Dollars) in cash or other immediately available funds, such sum to be held upon the terms and conditions of the General Escrow Agreement.

         2.3 Withholding Rights. PPD shall be entitled to deduct and withhold
             -------------------
from the consideration otherwise payable pursuant to this Agreement to any of the Shareholders such amounts as MRL, MRLB, PPD and/or PPD Parent is required to deduct and withhold under the United States Internal Revenue Code of 1986, as amended, and the regulations and rules issued pursuant thereto, or any provision of state, local or foreign Tax law, in connection with (i) any payments or compensation payable under the employment agreements identified in Section 3.12
                                                                   ------------
of the Disclosure Schedule to the Merger Agreement or arising out of the MRL Select Transactions, or (ii) any consideration or payments hereunder. To the extent that amounts are so withheld by PPD, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of MRL Stock in respect of which such deduction and withholding was made by PPD.

         2.4 Legend. Each certificate of the PPD Stock issued pursuant to this
             -------
Agreement will bear a legend to evidence restrictions upon its transferability by virtue of the requirements of the Securities Act and state securities laws, and PPD Parent's transfer agent will be advised accordingly. The legend shall read as follows:

         THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SHARES, COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUCH AS RULE 144 PROMULGATED UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         The legend shall be removed from any certificate representing shares of PPD Stock (i) sold or otherwise disposed of under an effective registration statement under the Securities

Act and applicable state securities laws or an exemption therefrom, or (ii) which, in the opinion of counsel reasonably satisfactory to PPD Parent, are freely tradable without such registration or registration under applicable state securities laws.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                 ----------------------------------------------

         Each of the Shareholders jointly and severally represents and warrants to PPD and PPD Parent as follows:

         3.1 Existence and Qualifications of Shareholders. Each of the
             --------------------------------------------
Shareholders has full power and authority to execute and deliver this Agreement to transfer good title to the Shares owned by such Shareholder, and to perform all of his or its obligations under this Agreement.

         3.2 Delivery of Agreement by Shareholders. Each of the Shareholders has
             -------------------------------------
duly executed and delivered this Agreement and this Agreement constitutes the valid and binding obligation of each of the Shareholders enforceable against each of them in accordance with its terms, subject as to enforceability only to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         3.3 Consents and Approvals; No Default Upon Execution and Performance
         ---------------------------------------------------------------------
of Agreement.
-------------

                  (a) Consents and Approvals. No consent, approval, order,
                      -----------------------
authorization or action of, or registration, declaration, notice or filing with, any corporation, person, firm or other third party or any Governmental Entity is required by or with respect to MRLB in connection with the execution and delivery of this Agreement, the performance by the Shareholders of their respective obligations under this Agreement or the consummation of the transactions contemplated hereby, except for the consents set forth in
Section 3.3(a) of the Disclosure Schedule.
--------------

                  (b) No Default Upon Execution and Performance of Agreement.
                      -------------------------------------------------------
The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, result in the creation of any Lien upon any of the Shares or any property or assets of MRLB. Except as set forth in Section 3.3(b) of the Disclosure Schedule, the execution
                       --------------
and delivery of this Agreement by the Shareholders does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws (statuten) of MRLB, (ii) any Material Contract to which MRLB is a party or by which MRLB or any of its properties or assets are bound, (iii) any Permits of MRLB or (iv) any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to MRLB or any of its properties or assets.

         3.4  Title to the Shares. Each Shareholder now has and will have on the
              --------------------
Closing Date good and valid title to the Shares owned by him or it, free and clear of all Liens. No Shareholder is a party to or bound by any agreement, instrument, article, bylaw, trust, proxy or understanding restricting or otherwise binding the ownership, transfer or voting of any of the Shares.

         3.5  Organization, Standing and Power. MRLB is duly incorporated or
              ---------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. MRLB has the requisite power and authority (corporate and otherwise) to own, lease, use and operate its properties and assets and to carry on its business where and as now being conducted and as proposed to be conducted. MRLB is not in violation of any of the provisions of its Articles of Incorporation or Bylaws (statuten).

         3.6  Capitalization of MRLB.
              -----------------------

              (a) The Shares. MRLB's entire authorized capital stock
                  -----------
consists solely of 1,000 shares with a nominal value of BEF 18,000 per share. As of the date of this Agreement, the total number of issued and outstanding shares of MRLB Stock is 1,000, all of which are owned by the Shareholders. All of the Shares have been duly authorized and validly issued, are fully paid and are nonassessable. The issued share capital of MRLB is BEF 18,000,000. None of the outstanding Shares was issued in violation of applicable securities laws or the preemptive rights of any shareholder of MRLB and none are or will be subject to any Liens, preemptive rights or rights of first refusal other than those pre-emptive rights stated in the Articles of Incorporation or Bylaws (statuten) of MRLB. Except as set forth in Section 3.6(a) of the Disclosure Schedule, there
                                --------------
are no outstanding subscriptions, options, warrants, conversion rights, exchange rights, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock (including any rights to distributions or payments) of MRLB, or any binding obligation or commitment to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing.

              (b) No Obligations. Except as set forth in Section 3.6(b) of
                  ---------------                        --------------
the Disclosure Schedule, there are no outstanding contractual obligations of MRLB to repurchase, redeem or otherwise acquire any of the Shares or any capital stock or other equity or ownership interests of any other entity or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity.

         3.7  Corporate Records. The Shareholders previously have delivered to
              ------------------
PPD true and complete copies of the Articles of Incorporation and Bylaws (gecoordineerde statuten) of MRLB comprising all amendments thereto, as currently in effect, a copy of the shareholders' register of MRLB, and true and complete copies of the minutes of meetings of MRLB's shareholders, board of Directors and all committees thereof. All books of account and other records (financial or otherwise) of MRLB provided to PPD and PPD Parent are true, correct and complete in all material respects as of the dates of such records.

         3.8  Compliance With Laws. Except as set forth in Section 3.8 of the
              ---------------------                        -----------
Disclosure Schedule, MRLB is now and will be at all times through the Closing Date conducting its business in compliance in all material respects with all foreign, federal, regional, provincial, local and communal laws, regulations, rules or orders applicable to it, its properties or assets or to the operation of its business. MRLB is not in default with respect to any judgment, order, writ, injunction or decree applicable to it or its properties or assets.

         3.9    Execution and Delivery Authorized. The execution and delivery
                ----------------------------------
of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of MRL Select Ltd. Co.

         3.10   Material Contracts. The Shareholders previously have delivered
                -------------------
to PPD copies of all Material Contracts to which MRLB is a party or by which it or its properties or assets is bound, a list of which is included in
Section 3.10 of the Disclosure Schedule. Each Material Contract to which MRLB is
------------
a party or by which it or its properties or assets is bound is in full force and effect and binding upon MRLB and, to the Knowledge of the Shareholders, all other parties thereto and enforceable in accordance with its terms. MRLB is not, and to the Knowledge of the Shareholders, no other party thereto is in material default under, nor has any event occurred which, with a lapse of time or notice or both, could result in a material default by any party under any Material Contract to which MRL is a party or by which it or its properties or assets is bound, and neither MRLB nor the Shareholders has received any notice from any other party that a default exists under any of the foregoing.

         3.11   Certain Agreements. Except as set forth in Section 3.11 of the
                -------------------                        ------------
Disclosure Schedule or as provided for in this Agreement, as of the date hereof, MRLB is not a party to any oral or written (i) consulting agreement, (ii) agreement with any Related Party or other party the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving MRLB of the nature contemplated by this Agreement, (iii) agreement with respect to any Director, officer or employee of MRLB providing any term of employment or compensation guarantee or (iv) agreement or arrangement in which the value of any of the benefits payable by MRLB will be calculated on the basis of any of the transactions contemplated by this Agreement.

         3.12   Litigation; Investigations.
                --------------------------

                (a) Litigation. Except as set forth in Section 3.12(a) of the
                    -----------                        ---------------
Disclosure Schedule, as of the date hereof there is no action, suit, proceeding, claim, arbitration, investigation or audit pending before any Governmental Entity relating to the business of MRLB, or, to the Knowledge of the Shareholders, threatened against or relating to MRLB or any of its assets or properties or any of its officers or Directors (in their capacities as such) or that arise out of or in any way relate to this Agreement, or any of the transactions contemplated hereby. From the date of this Agreement until the Closing Date, the Shareholders shall promptly advise PPD and PPD Parent of any such action, suit, proceeding, claim, arbitration, investigation or audit that is commenced, or, to the Knowledge of the Shareholders, threatened against MRLB. As of the date hereof, there is no judgment, decree or order against MRLB, or, to the Knowledge of the Shareholders, any of their respective Directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or that could reasonably be expected to have a Material Adverse Effect. MRLB is not subject to any order of any Governmental Entity which, individually or in the aggregate, has or could be reasonably expected to have a Material Adverse Effect.

                  (b) FDA and Other Regulatory Matters. Except as set forth in
                      ---------------------------------
Section 3.12(b) of the Disclosure Schedule, (i) there are no lawsuits,
---------------
arbitrations, legal or administrative or regulatory proceedings, or charges by the Belgian Ministry of Health, the U.S. Food and Drug Administration ("FDA"),
                                                                        ---
the U.S. Drug Enforcement Agency (the "DEA"), the U.S. Department of Justice
                                       ---
(the "DOJ") or any other Governmental Entity relating to the business of MRLB
      ---
pending or, to the Knowledge of the Shareholders, threatened against or relating to MRLB, (ii) to the Knowledge of the Shareholders, there are no complaints or investigations by the Belgian Ministry of Health, the FDA, the DEA, the DOJ or any other Governmental Entity pending or, to the Knowledge of the Shareholders, threatened against or relating to MRLB, (iii) to the Knowledge of the Shareholders, the work undertaken by MRLB, including work performed in connection with clinical trials, has been and is being conducted in substantial compliance with all applicable laws, regulations and professional and industry (including clinical and laboratory practice) standards, (iv) neither MRLB nor, to the Knowledge of the Shareholders, any of its respective Directors, managers, officers, employees or agents, has made an untrue statement of a material fact or material fraudulent statement to the Belgian Ministry of Health, the FDA, the DEA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to any of them or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for any of them to invoke the policy respecting "Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) or equivalent regulations, (iv) there are no unresolved reports, warning letters or other documents received from or issued by the Belgian Ministry of Health, the FDA, the DEA or other Governmental Entity that indicate or suggest a material lack of compliance with applicable regulatory requirements by MRLB or persons providing services for the benefit of any of them, (v) no person has filed a claim against MRLB for loss or potential loss based on the work undertaken by any of them and (vi) neither MRLB nor, to the Knowledge of the Shareholders, any of their respective officers, employees, agents or affiliates has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335(a) or authorized by 21 U.S.C. (S) 335(a). MRLB has made available to PPD prior to the execution and delivery of this Agreement copies of all material written communications delivered during the last five (5) years to or from the Belgian Ministry of Health, the FDA, the DEA or any other Governmental Entity relating specifically to MRLB.

         3.13     Licenses, Permits, Etc. Section 3.13 of the Disclosure
                  ------------------------------------
Schedule accurately lists and reflects all material Permits. All the Permits are valid and in effect, and as of the Closing Date MRLB will be in compliance in all material respects with all of the terms and conditions of each Permit. There are no other material Permits required for MRLB to lawfully conduct its business. To the Knowledge of the Shareholders, no Governmental Entity having jurisdiction has any legitimate basis upon which to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Permits for any reason whatsoever, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement.

         3.14     Tax Matters.
                  -----------

                  (a)  Filings. MRLB has timely filed all Tax Returns required
                       --------
to be filed by it before the Closing Date. All such Tax Returns were correct and complete in all material respects. All Taxes owed by MRLB have been paid when due. MRLB is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Entity in a jurisdiction where MRLB does not file Tax Returns that MRLB is or may be subject to taxation by that jurisdiction. There are no Liens on any of the properties or assets of MRLB that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b)  Withholding. MRLB has withheld and paid all Taxes
                       ------------
required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (c)  Assessments and Disputes; Audit. There is no assessment
                       --------------------------------
of or additional Tax owing for any period for which Tax Returns have been filed by MRLB. There is no dispute or claim concerning any Tax liability of MRLB either (i) claimed by any Governmental Entity or (ii) as to which the Shareholders have Knowledge based upon personal contact with any agent of any Governmental Entity. Section 3.14 of the Disclosure Schedule: (A) lists all
                      ------------
federal, regional, provincial or communal income Tax Returns filed with respect to MRLB for taxable periods ended on or after December 31, 1998, (B) indicates any Tax Returns that have been audited, and (C) to the Knowledge of MRLB indicates any Tax Returns that currently are the subject of audit. MRLB has delivered to PPD correct and complete copies of all material federal, regional, provincial or communal income Tax Returns of MRLB, examination reports, notices of rectification issued and statements of deficiencies against or agreed to by MRLB for any Tax periods beginning on or after January 1, 1998.

                  (d)  Statutes of Limitation. MRLB has not waived any statute
                       -----------------------
of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         3.15     Financial Statements. MRLB has furnished PPD with true and
                  ---------------------
complete copies of the MRLB Financial Statements. Upon delivery, the MRLB Financial Statements shall: (i) be consistent with the books and records of MRLB; (ii) present fairly the financial condition and results of operation of MRLB at the dates and for the periods indicated therein; and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. There have not been and will not be at the Closing Date any changes in the business or in the condition (financial or otherwise) or the operations or prospects of MRLB which have a Material Adverse Effect which are not adequately disclosed on the MRLB Financial Statements.

         3.16     Accounts Receivable. The accounts receivable shown on the MRLB
                  --------------------
Balance Sheet and all accounts receivable of MRLB as of the Closing Date, have arisen in the ordinary course of MRLB's business and have not been pledged as collateral. All accounts receivable shown on the MRLB Balance Sheet, and all accounts receivable of MRLB as of the Closing

Date, to the Knowledge of MRLB, will be collectible except to the extent provided in the reserve set forth in the MRLB Balance Sheet.


         3.17  Absence of Undisclosed Liabilities. To the Knowledge of the
               -----------------------------------
Shareholders after reasonable investigation and/or inquiry of those reasonably believed to have knowledge of such matters, MRLB has no material liability or obligation of any nature (whether accrued, fixed, contingent or otherwise), including any liability to customers or suppliers, other than (i) those set forth or adequately provided for in the MRLB Balance Sheet; (ii) those incurred in the ordinary course of MRLB's business and not required to be set forth in the MRLB Balance Sheet under generally accepted accounting principles consistently applied; (iii) those incurred in the ordinary course of MRLB's business since the date of the MRLB Balance Sheet consistent with past practice and which would not have a Material Adverse Effect; and (iv) those incurred in connection with the execution of this Agreement and the transactions contemplated hereby.

         3.18  Sufficiency of Assets; Title to Properties.
               ------------------------------------------

               (a) Sufficiency of Assets. The assets and properties,
                   ----------------------
including (as applicable) title or leaseholds thereto, of MRLB are sufficient to permit MRLB to conduct its business as currently being conducted with only such exceptions as are not reasonably likely to have a Material Adverse Effect.

               (b) Title to Properties. MRLB has good and valid title to, or
                   --------------------
a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, used in conducting its business, except for properties and assets disposed of in the ordinary course of MRLB's business. All properties and assets owned by MRLB are owned free and clear of all Liens, except (i) those reflected or reserved against in the MRLB Balance Sheet, (ii) Taxes and general and special assessments not in default and payable without penalty or interest, (iii) Liens set forth in Section 3.18 of the Disclosure
                                              ------------
Schedule and (iv) easements, restrictions and covenants of public record.

         3.19  Condition and Uses of Properties; Health and Safety
               ---------------------------------------------------

               (a) Condition of Properties. Except as set forth in Section
                   ------------------------                        -------
3.19 of the Disclosure Schedule, all machinery, equipment, fixtures, vehicles,
----
and other tangible personal property owned, leased or used by MRLB is and will be on the Closing Date in good operating condition and repair, reasonable wear and tear excepted. Except as set forth in Section 3.19 of the Disclosure
                                          ------------
Schedule, all buildings, offices and other real property improvements owned, leased or used by MRLB are in good condition for buildings and improvements of their type and age and are free from serious defects which would impair their ordinary commercial utility in the foreseeable future as presently being used, and on the Closing Date shall be in the same condition as on the date of this Agreement, normal wear and tear excepted.

               (b) Uses of Properties. MRLB has the right to use its real and
                   -------------------
personal properties and assets for all operations presently conducted by MRLB and the present uses of its properties and assets are in compliance in all material respects with all applicable laws, ordinances, restrictions, covenants and regulations (including, without limitation, any building, zoning, health, fire, safety or other ordinance, code or regulation). There are no zoning or other restrictions upon the use of the properties and assets or improvements thereto owned or used by MRLB which, either individually or in the aggregate, would materially affect the use, location or construction of such properties, assets or improvements there to located thereon as presently used, located and constructed.

               (c) Health and Safety. MRLB has in relation to its plant and
                   ------------------
machinery and other fixed assets, and its premises and employees, materially complied with all legal requirements relating to health and safety including, but not limited to, those imposed by the Belgian General Regulation for the Protection of Workers and the Welfare Law of 4 August 1996 and no action has been taken by any enforcing authority in relation to any actual or alleged breach of such requirements and neither is MRLB in receipt of any claim by any officer or employee or past officer or employee in relation to any such breach and the Shareholders have no Knowledge of any circumstances which may lead to such action or claim.

         3.20  Real Property. Section 3.20 of the Disclosure Schedule lists and
               -------------  ------------
reflects as of the Closing Date all real property ever owned, leased or subleased by MRLB, together with a description of the location of such property, the improvements located thereon and the net book value thereof on the books of MRLB. MRLB previously has delivered to PPD copies of all leases, subleases and agreements for the rental of real property to which MRLB is a party (as lessor, lessee, sublessor, or sublessee) or by which its properties or assets may be bound, together with all amendments and modifications thereto.

         3.21  Personal Property. The Shareholders have delivered to PPD and PPD
               ------------------
Parent a list which reflects in all material respects as of the Closing Date (i) all of the equipment of MRLB with a book value greater than Euro 5,000 including, without limitation, equipment, machinery, vehicles, office and plant furniture, furnishings and fixtures, and leasehold improvements; (ii) all other items of tangible personal property with a book value greater than Euro 5,000 owned by MRLB; and (iii) for each lease arrangement with an aggregate lease amount of more than Euro 5,000, all equipment, machinery, vehicles, office and plant furniture, furnishings and fixtures, leasehold improvements and all other items of tangible personal property leased by MRLB from or to any third party, together with the location and terms under which each is leased.

         3.22  Intellectual Property.
               ---------------------

               (a) Disclosure of Intellectual Property. Section 3.22 of the
                   ------------------------------------ ------------
Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights and mask works that are included in the MRLB Intellectual Property, including the jurisdictions in which each such MRLB Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which MRLB is a party and pursuant to which any person is authorized to use any MRLB Intellectual Property, and (iii) all licenses, sublicenses and other agreements to which MRLB is a party and pursuant to which MRLB is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in, are or form a part of any MRLB Intellectual Property or used in the conduct of the business of MRLB.

                (b) Ownership. MRLB owns or is licensed or otherwise possesses
                    ----------
legally enforceable rights to use all MRLB Intellectual Property. To the Knowledge of the Shareholders, there is no material unauthorized use, disclosure, infringement or misappropriation by any third party (including employees and former employees of MRLB) of any MRLB Intellectual Property rights. MRLB has not brought any action, suit or proceeding for infringement of MRLB Intellectual Property or breach of any license or agreement involving MRLB Intellectual Property against any third party. MRLB has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any MRLB Intellectual Property.

                (c) No Rights Terminated; Filings. No rights to the MRLB
                    ------------------------------
Intellectual Property have been canceled, abandoned or otherwise terminated and all patent applications, trademark applications and copyright applications included in the MRLB Intellectual Property set forth in Section 3.22 of the
                                                        ------------
Disclosure Schedule have been duly filed and are recorded on the public record in the name of MRLB and all renewal fees with respect thereto have been duly paid.

                (d) No Infringement. To the Knowledge of the Shareholders, the
                    ----------------
conduct of the business of MRLB does not infringe any patent, registered trademark, registered service mark, registered copyright, trade secret or other proprietary right of any third party.

                (e) Licensing. All use, disclosure or lawful appropriation of
                    ----------
any MRLB Intellectual Property owned by MRLB and licensed to a third party has been pursuant to the terms of a written agreement between MRLB and such third party. Except as set forth in Section 3.22 of the Disclosure Schedule, all use,
                              ------------
disclosure or lawful appropriation of such MRLB Intellectual Property not owned by MRLB and licensed from a third party has been pursuant to the terms of a written agreement between MRLB and the owner of such MRLB Intellectual Property, or is otherwise lawful.

         3.23   Insurance. Section 3.23 of the Disclosure Schedule lists and
                ---------- ------------
reflects all insurance policies now in force relating to MRLB and its real and personal properties, assets and business (including surety bonds or other credit support therefor), including in each instance the name of the carrier, the term of the policy, the periods for which it has been continuously in effect, the annual premium, the scope of coverage and deductibles, a list of all claims made in the last three (3) years and a list of all pending claims. MRLB has provided or will have provided before the Closing Date to PPD true copies of each such policy. The premiums for such insurance policies are fully paid and will be kept current through the Closing Date. There are no loans outstanding against any of such policies. Such insurance shall continue in full force to and including the Closing Date. MRLB has complied in all material respects with the terms and provisions of its insurance policies. MRLB has never applied for and been refused or denied any policy of insurance with respect to product or other liability matters, environmental matters, workmen's compensation or any other matter.

         3.24   Directors and Attorneys. Section 3.24 of the Disclosure Schedule
                ------------------------
contains the name of each Director, manager and officer of MRLB and no other person is or is acting as a Director, manager or officer of MRLB. No power of attorney granted by MRLB is now in force.

No person, as agent or otherwise is entitled or authorized to bind or commit MRLB to any obligation not in the ordinary course of business, and to the Knowledge of the Shareholders no person is purporting to do so.

         3.25     Employees and Independents.
                  --------------------------

                  (a) Except as set forth in Section 3.25(a) of the Disclosure
                                             ---------------
Schedule, MRLB has complied in all material respects with all applicable laws, rules and regulations, domestic and foreign, relating to the employment of labor. The individuals, details of whom are contained in Section 3.25(a) of the
                                                         ---------------
Disclosure Schedule (the "Employees", which term shall for the purposes of this
                          ---------
Agreement be deemed to include both "bedienden" and "arbeiders") are the only employees employed by MRLB at the date of this Agreement. The further individuals details of whom are listed in Section 3.25(b) of the Disclosure
                                          ---------------
Schedule are all the individuals who are providing services to MRLB on a self-employed basis (the "Independents").
                          ------------

                  (b) The particulars shown in Section 3.25(a) and Section
                                               ---------------     --------
3.25(b) of the Disclosure Schedule show true and complete details of the names
-------
and lengths of continuous service of all of the Employees and Independents and by reference to each of the Employees and Independents the remuneration payable or which MRLB is bound to provide (whether now or in the future) to each Employee or Independent including particulars of all profit sharing, incentive, bonus, commission arrangements and any other benefit to which each Employee or Independent is entitled or which is regularly provided or made available to him, whether legally binding on MRLB or not.

                  (c) No agreement has been concluded with any of the Employees conferring any advantages as regards period of notice or compensation for termination which derogate from the applicable legal provisions.

                  (d) There are no existing contracts for the provision by any person of any consultancy services to MRLB.

                  (e) During the period of six (6) months prior to the date of this Agreement MRLB has not terminated the employment of any person employed in or by MRLB or who has been engaged by MRLB on an independent basis.

                  (f) There are no trade union or other employee representatives representing all or any of the Employees.

                  (g) MRLB has complied with all of its statutory obligations to inform and consult appropriate representatives as required by law.

                  (h) There are no loans owed by any of the Employees or Independents to MRLB.

                  (i) There is no working arrangement, practice, policy or procedure operated by MRLB which contravenes the legislation on working time and MRLB has kept all records required by such legislation.

                  (j) There is no outstanding or threatened past or present claim by any Employee or Independent against MRLB or by any unions or any other body representing the Employees in relation to their employment by MRLB.

         3.26     Benefit Plans.
                  -------------

                  (a)  List of Benefit Plans. Section 3.26 of the Disclosure
                       ---------------------- ------------
Schedule lists, with respect to MRLB, all of the MRLB Plans, domestic and foreign. Section 3.26 of the Disclosure Schedule also lists each loan in excess
         ------------
of (euro)5,000 (Five Thousand Euros) made by MRLB to an employee, officer or Director of MRLB. MRLB is not obligated to provide any post-retirement welfare benefits to employees, officers or Directors or former employees, officers or Directors of MRLB, including post-retirement health or life insurance coverage.

                  (b)  Plan Documents. With respect to each MRLB Plan, MRLB has
                       --------------
made available to PPD prior to the execution and delivery of this Agreement a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, any summary plan description and other written communications (or a description of any oral communications) by MRLB to its employees concerning the extent of the benefits provided under a MRLB Plan.

                  (c)  Compliance with Laws and Plan Documents. Except as set
                       ----------------------------------------
forth in Section 3.26 of the Disclosure Schedule, each MRLB Plan has been
         ------------
established and administered in accordance with its terms, and in material compliance with the applicable provisions of all applicable laws, rules and regulations.

                  (d)  Foreign Plans. With respect to any of the MRLB Plans
                       -------------
formed under and/or governed by the substantive laws of any foreign jurisdiction, to the Knowledge of the Shareholders, each of the MRLB Plans has been at all times, is and will be at the Closing in compliance in all material respects with (i) all applicable foreign laws, rules, regulations, orders and mandates of any Governmental Entity having power to regulate the MRLB Plans, and
(ii) all of the terms, restrictions and conditions of the MRLB Plan documents.

                  (e)  Increased Expense. There has been no amendment to,
                       -----------------
written interpretation or announcement (whether or not written) by MRLB relating to, or change in participation or coverage under, any MRLB Plan which would materially increase the expense of maintaining such MRLB Plan above the level of expense incurred with respect to that MRLB Plan for the most recent fiscal year included in the MRLB Financial Statements.

                  (f)  No Suits or Claims. With respect to any MRLB Plan: (i) no
                       ------------------
actions, lawsuits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Shareholders, threatened, and (ii) to the Knowledge of the Shareholders, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

                (g)  Payment or Acceleration of Benefits. Except as set forth
                     -----------------------------------
in Section 3.26 of the Disclosure Schedule, neither the execution and delivery
   ------------
of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment of money or other property (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise, becoming due or accelerate or provide any other rights or benefits to any present or former officer, Director, employee or Related Party of MRLB, (ii) materially increase any benefits otherwise payable by MRLB or (iii) result in the acceleration of the time of payment or vesting of any benefits under any agreement or plan (including any stock option, stock appreciation right, restricted stock or stock purchase plan).

         3.27   Bank Accounts; Managers, Directors and Officers. A complete list
                -----------------------------------------------
of all bank accounts and safe deposit boxes, if any, maintained by MRLB and all persons entitled to draw thereon or with access thereto is set forth in Section
                                                                        -------
3.27 of the Disclosure Schedule, which also sets forth the names of the
----
Directors and officers of MRLB.

         3.28   Environmental Matters.
                ---------------------

                (a)  Environmental Permits. Section 3.28 of the Disclosure
                     ---------------------  ------------
Schedule lists all environmental Permits required for the business and operations of MRLB. MRLB has filed all necessary notifications with each appropriate Governmental Entity regarding air, water and ground emissions of Hazardous Materials and has been issued and has maintained in current status all Permits required in connection with such emissions or discharges for the handling, storage, transport and disposal of Hazardous Materials.

                (b)  Compliance with Laws. Except as set forth in Section 3.28
                     --------------------                         ------------
of the Disclosure Schedule, the Shareholders have no Knowledge that MRLB or any of its employees or agents or any other person has released or disposed of Hazardous Materials on, near or about the properties and assets ever owned, leased or used by MRLB in the operation of its business except for such releases that are in compliance with all applicable Environmental Laws. Except as set forth in Section 3.28 of the Disclosure Schedule, MRLB has been at all times in
         ------------
compliance with all Environmental Laws, its operating permit (exploitatievergunning) and planning permit (bouwvergunning).

                (c)  Proper Disposal of Hazardous Materials. To the Knowledge
                     --------------------------------------
of the Shareholders, all, if any, arrangements with third parties regarding disposal, or the transportation for disposal, of Hazardous Materials of MRLB have been made in material compliance with all applicable Environmental Laws and in particular such third parties are duly licensed to carry out such activities.

                (d)  Absence of Environmental Spills. Except as set forth in
                     -------------------------------
Schedule 3.28 of the Disclosure Schedule, none of the following has occurred
-------------
with respect to any real property ever owned, leased, subleased or used by MRLB:

               (1) The emission, spill, release or discharge of any Hazardous Materials by MRLB into or upon (i) the air, (ii) the soils of any such real property (or any property, airway or water adjacent thereto), or any improvements located thereon, (iii) surface water or groundwater or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any such real property, except for such emissions, spills, releases or discharges that were in compliance with applicable Environmental Laws; or

               (2) Receipt by MRLB of any complaint, order, directive, claim, citation or notice by any Governmental Entity or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils of such real property (or any property, airway or water adjacent thereto), or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal system servicing any such real property, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of Hazardous Materials or
(vi) other environmental, health or safety matters affecting any such real property, or any improvements located thereon or the business conducted therein.

          (e)  Absence of Underground Storage Tanks. Except as set forth in
               ------------------------------------
Section 3.28 of the Disclosure Schedule, MRLB has never maintained or used any
------------
underground storage tanks (USTs), landfills or other underground storage or disposal system for Hazardous Materials on any property owned, leased, subleased or used by MRLB.

          (f)  Environmental Notifications Filed by MRLB. MRLB has complied with
               -----------------------------------------
all internal and external environmental reporting requirements in connection with its business and based on current legislation.

          (g)  Other Environmental Matters. MRLB has not selected disposal
               ---------------------------
sites, or entered into agreements with third parties who have, to the Knowledge of the Shareholders, selected disposal sites, resulting in the ultimate disposal by MRLB of any Hazardous Materials or any such third parties of Hazardous Materials generated by MRLB on such sites, which are not approved sites (under applicable Environmental Laws) for the Hazardous Materials being disposed of, or which are contained or formally proposed to be contained on a list of hazardous substance sites requiring investigation or clean-up promulgated under any Environmental Laws. The Shareholders have no Knowledge or notice of any existing environmental regulatory requirement with a future compliance date that will require operational changes or capital expenditure at the facilities owned by or used by MRLB in its business.

          (h)  Absence of Notices of Violations, Claims, Etc. Except as set
               ---------------------------------------------
forth in Section 3.28 of the Disclosure Schedule, there are no outstanding
         ------------
notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings, administrative, civil or criminal, at law or in equity, pending or, to the Knowledge of the Shareholders, threatened against MRLB, and, to the Knowledge of the Shareholders, no investigation or review is pending or threatened against MRLB by any Governmental Entity with respect to any violation of any Environmental Laws in connection with the conduct of its business. Additionally, no legal proceeding, whether criminal or civil (in law or at equity) is, to the Knowledge of the Shareholders, threatened or pending against MRLB with regard to public or private nuisance (or other legal theory or statutory or code provision of like import) allegedly arising out of the operation of its business and/or the discharge or emission therefrom of Hazardous Materials, noise or other noxious emissions.

     3.29 Accuracy of Representations and Warranties. No representation or
          ------------------------------------------
warranty by any Shareholder expressed in this Agreement, when taken together, contains or will contain any untrue statement of a material fact or omits to state a material fact with respect to the required subject matter thereof which is necessary to prevent any such information contained therein in the aggregate from being misleading.

     3.30 Fair Trading.
          ------------

          (a) No agreement, practice or arrangement carried on by MRLB or to which MRLB is or has prior to the date of this Agreement been a party, (i) infringes the Belgian law of 5 August 1991 on the protection of economic competition or (ii) infringes Article 81 of the Treaty of Rome or constitutes an abuse of dominant position contrary to Article 82 of the Treaty of Rome or infringes any regulation or other enactment made under Article 83 and/or Article 308 of the Treaty of Rome or is or has been the subject of any enquiry, complaint, investigation or proceeding in respect thereof.

          (b) MRLB has not given any assurance or undertaking (written or oral) to the European Commission, the EFTA Surveillance Authority or the Court of Justice of the European Communities, or to any other court, person or body.

     3.31 Investment Representation. Each Shareholder is a resident of Kentucky
          -------------------------
or Ohio and understands that the PPD Stock has not been registered under the Securities Act and is being issued in reliance upon the exemption thereof for transactions by an issuer not involving any public offering. Each Shareholder represents that (i) Shareholder is acquiring the PPD Stock for Shareholder's own account for investment and not with a view to immediate distribution, fractionalization or resale thereof to any other person; (ii) Shareholder will not sell or otherwise dispose of the PPD Stock except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder and the terms of PPD Parent's insider trading policy as provided in Section 6.7; (iii) Shareholder has not or
                                      -----------
r PPD Parent for any explanation of the application of the various federal or state securities laws with regard to the acquisition of the PPD Stock; (iv) Shareholder has such knowledge and experience in business and financial matters as is necessary to fully understand and completely evaluate the risks and merits of holding the PPD Stock as provided in this Agreement; and (v) Shareholder understands that the PPD Stock will not be registered under the Securities Act by reason of issuance in a transaction exempt from the registration requirements of the Securities Act and that, except to the extent provided in the Registration Rights Agreement, Shareholder is aware that no market may exist for the resale of the PPD Stock and Shareholder may be required to hold the PPD Stock indefinitely and therefore bear the economic risk associated with holding the PPD Stock indefinitely.

     3.32 Related Party Transactions. Section 3.32 of the Disclosure Schedule
          --------------------------  ------------
lists all existing, outstanding, proposed and pending transactions, agreements, understandings, loans, benefits, commitments or other arrangements between MRLB and each Related Party.

     3.33 Grants, Subsidies. Full details of all grants, subsidies and other
          -----------------
financial assistance received from any supranational, national or local authority or government agency (and all applications for these) are set out in
Section 3.33 of the Disclosure Schedule and there are no circumstances
------------
(including the sale of the Shares) which might lead to the whole or part of any such grant or other financial assistance becoming repayable or forfeited.

     3.34 Disclosure Schedule. All information set forth in the Disclosure
          -------------------
Schedule delivered by the Shareholders to PPD and PPD Parent with and upon execution of this Agreement is true, correct and complete in all material respects and set forth in a manner that is not materially misleading as of the date of this Agreement. To the Knowledge of the Shareholders, all documents and other writings furnished to PPD or PPD Parent pursuant to this Agreement or the Disclosure Schedule are true, correct and complete in all material respects as of the date furnished and any and all modifications or amendments of the same have been delivered to PPD and PPD Parent; provided, however, that PPD and PPD Parent acknowledge that any projections delivered to PPD or PPD Parent in connection with the Agreement involve a number of risks and uncertainties, and it is possible that future circumstances may differ from the assumptions on which such projections are based, but the Shareholders have no reason to believe that the assumptions on which such projections were based were unreasonable at the time such projections were made. From time to time prior to and including the Closing Date, the Shareholders shall update the Disclosure Schedule to reflect any material change in the Disclosure Schedule. Any notification of an update to the Disclosure Schedule shall specifically identify any and all of the representations, warranties or covenants materially affected by the event, occurrence or information that necessitated the giving of such notification. Any notification or other disclosure, including any amendment or supplement to the Disclosure Schedule, provided to PPD and/or PPD Parent subsequent to the execution of this Agreement by PPD and PPD Parent shall in no way amend or supplement the Disclosure Schedule or this Agreement or qualify or otherwise limit the representations, warranties and covenants of the Shareholders contained in this Agreement.

     3.35 Ownership of PPD Stock. Neither MRLB nor any Shareholder nor any
          ----------------------
Related Party beneficially owns any shares of PPD Stock.

     3.36 Absence of Certain Changes Since MRLB Balance Sheet. Except as set
          ---------------------------------------------------
forth in Section 3.36 of the Disclosure Schedule, since the date of the MRLB
         ------------
Balance Sheet and through the date of this Agreement (i) there has not been any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect, (ii) MRLB has conducted its business only in the ordinary course consistent with past practice and (iii) neither MRLB nor any of the Shareholders has taken any action which, if taken after the date hereof, would constitute a breach of their agreements contained in Article 5.
                                        ---------

     All representations, warranties and covenants contained herein are material, are inducements to PPD and PPD Parent to enter into this Agreement, and shall be considered extended to cover the period from the date hereof until the Closing and renewed at such time (with the same force and effect as if made on the Closing Date) and shall survive the Closing for the period provided in this Agreement.

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF PPD AND PPD PARENT
              ----------------------------------------------------

     PPD and PPD Parent jointly and severally represent and warrant to the Shareholders as follows:

     4.1 Organization, Standing and Power. PPD is a corporation duly organized
         --------------------------------
and validly existing, and has complied with all requirements to continue its existence under the laws of the State of Delaware, and has the power and authority (corporate and otherwise), to own, lease, use and operate its properties and assets and to transact its business where and as now conducted. PPD Parent is a corporation duly organized and validly existing, and has complied with all requirements to continue its existence under the laws of the State of North Carolina, and has the power and authority (corporate and otherwise), to own, lease, use and operate its properties and assets and to transact its business where and as now conducted.

     4.2 Execution and Delivery Authorized. The execution and delivery of this
         ---------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the boards of directors of PPD and PPD Parent. This Agreement constitutes the valid and legally binding obligations of PPD and PPD Parent enforceable against PPD and PPD Parent in accordance with its terms, subject as to enforceability only to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     4.3 No Default Upon Execution and Performance of Agreement. The execution,
         ---------------------------------------------------------------------
delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (i) conflict with, result in any default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under any material note, mortgage, document, instrument, contract or agreement to which either PPD or PPD Parent is a party or by which either of them is or may be bound, or (ii) result in a violation of any provision of the Articles of Incorporation or Bylaws of PPD or PPD Parent.

     4.4 Shares of PPD Stock. The shares of PPD Stock to be issued to the
         -------------------
Shareholders in partial payment of the Purchase Price will be duly authorized, validly issued, fully paid and nonassessable, and, assuming the accuracy of the Shareholders' representations and warranties in Section 3.31 hereof, will be
                                                ------------
issued in compliance with federal and applicable state securities laws.

     4.5 Accuracy of Representations and Warranties. None of the representations
         ------------------------------------------
or warranties of PPD or PPD Parent contained in this Agreement contains any untrue statement of any material fact or omits or misstates a material fact necessary to make the statements contained in this Agreement not misleading.

     All representations, warranties and covenants contained herein are material, are inducements to the Shareholders to enter into this Agreement, and shall be considered extended to cover the period until the Closing and renewed at such time and shall survive the Closing for the period provided in this Agreement.

                                    ARTICLE 5
                              PRECLOSING COVENANTS
                              --------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Shareholders agree (except to the extent expressly contemplated by or disclosed elsewhere in this Agreement and consented to in writing by PPD and PPD Parent) to cause MRLB to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes; to use reasonable efforts consistent with past practice to preserve intact its present business; to use reasonable efforts consistent with past practice to keep available the services of its present officers and key employees; and to use reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. The Shareholders agree to promptly notify PPD and PPD Parent of any event or occurrence after the date of this Agreement of which they are aware which could have a Material Adverse Effect. Without limiting the foregoing, and except as expressly contemplated by or disclosed elsewhere in this Agreement, in Section 5.1 of the Disclosure Schedule or as otherwise set
                   -----------
forth below, from the date of this Agreement and continuing until the earlier of the termination of this Agreement as provided in Article 10 or the Closing Date,
                                                 ----------
the Shareholders jointly and severally covenant with PPD and PPD Parent that between the date hereof and the Closing they shall:


     5.1 Notices. In consultation with PPD Parent, give all notices and other
         -------
information, if any, required to be given to the employees of MRLB, under applicable law, both domestic and foreign, in connection with the transactions provided for in this Agreement.

     5.2 No Solicitations. Not directly or indirectly solicit or initiate
         ----------------
discussions concerning or enter into negotiations with, or furnish any information which is not publicly available to, any corporation, partnership, person or other entity or group concerning any Sale Proposal involving MRLB, and instruct the Directors, officers, managers, advisors, or other financial or legal representatives or consultants of MRLB not to take any action contrary to the foregoing provisions of this sentence. MRLB has terminated all discussions with third parties regarding Sale Proposals.

     5.3 Corporate Documents. Prohibit and prevent MRLB from amending its
         -------------------
Articles of Incorporation or Bylaws (statuten), or from entering into any agreement of merger, consolidation or reorganization, or entering into any plan of liquidation or dissolution.

     5.4  Corporate Structure and Stock. Prohibit and prevent MRLB from issuing,
          -----------------------------
delivering or selling or authorizing or proposing the issuance, delivery or sale of, or purchasing or proposing the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

     5.5  Dividends; Changes in Capital Stock. Prohibit and prevent MRLB from
          -----------------------------------
declaring or paying any dividends on or making any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchasing or otherwise acquiring, directly or indirectly, any shares of its capital stock, or acquiring or creating any subsidiary.

     5.6  MRLB Plans. Prohibit and prevent MRLB from accelerating or amending
          ----------
any rights granted under the MRLB Plans, except as may be required by the terms of the MRLB Plans or any related agreements now in effect.

     5.7  Dispositions. Prohibit and prevent MRLB from selling, leasing,
          ------------
licensing or otherwise disposing of or encumbering any of its properties or assets which are material, individually or in the aggregate, to MRLB's business, except in the ordinary course of business consistent with past practice.

     5.8  Lawsuits. Prohibit and prevent MRLB from commencing a lawsuit other
          --------
than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with PPD prior to the filing of such a suit, or (iii) for a breach of this Agreement.

     5.9  Acquisitions. Prohibit and prevent MRLB from acquiring or agreeing to
          ------------
acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to MRLB's business.

     5.10 Taxes. Prohibit and prevent MRLB from making or changing any material
          -----
election in respect of Taxes, except where such change or election would not have a Material Adverse Effect, adopting or changing any accounting method in respect of Taxes, filing any material income Tax Return or any amendment to a material income Tax Return (without first offering PPD the right to review any such Tax Return or amendment), entering into any closing agreement, settling any claim or assessment in respect of Taxes, or consenting to any extension or waiver (for a duration of more than six (6) months) of the limitation period applicable to any claim or assessment in respect of Taxes.

     5.11 Revaluation. Prohibit and prevent MRLB from revaluing in any material
          -----------
respect any of its assets, including without limitation writing off notes or accounts receivable other than in the ordinary course of business.

     5.12 Material Contracts. Except as provided under Section 5.17, prohibit
          ------------------                           ------------
and prevent MRLB from (i) entering into any Material Contract or material commitment, (ii) violating any of the material terms of any of its Material Contracts or (iii) except in the ordinary course of MRLB's business, amending or otherwise modifying or waiving any of the material terms of any of its Material Contracts.

     5.13 Exclusive Rights. Prohibit and prevent MRLB from entering into or
          ----------------
amending any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products, services or technology.

     5.14 Indebtedness. Prohibit and prevent MRLB from incurring any
          ------------
indebtedness for borrowed money or guaranteeing any such indebtedness or issuing or selling any debt securities or guaranteeing any debt securities of others.

     5.15 Leases. Prohibit and prevent MRLB from entering into any lease or
          ------
sublease.

     5.16 Payment of Obligations. Prohibit and prevent MRLB from paying,
          ----------------------
discharging or satisfying in an amount in excess of $10,000 (Ten Thousand Dollars) in any one case or $50,000 (Fifty Thousand Dollars) in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the MRLB Financial Statements and the payment of MRL's payroll and accounts payable in the ordinary course of business consistent with past practice.

     5.17 Employee Benefit Plans; New Hires; Pay Increases. Prohibit and prevent
          ------------------------------------------------
MRLB from (i) amending any MRLB Plan except in order to comply with applicable law in a manner that does not result in a Material Adverse Effect or adopting any employee benefit or stock purchase or option plan, or (ii) or hiring any new officer-level employee or any employee having a salary in excess of $50,000 (Fifty Thousand Dollars) (except that it may hire a replacement for any current officer-level employee if it first provides PPD Parent advance notice regarding such hiring decision), paying any special bonus or special remuneration to any employee or Director not otherwise reserved for in the MRLB Balance Sheet, or increasing the compensation, severance or benefits payable or to become payable by MRLB to its officers, employees and managers other than in the ordinary course of business and consistent with past practices.

     5.18 Severance Arrangements. Prohibit and prevent MRLB from granting any
          ----------------------
severance or termination pay (i) to any Director, manager or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business and consistent with past practice.

     5.19 Intellectual Property. Prohibit and prevent MRLB from transferring to
          ---------------------
any person or entity any rights to or interests in any MRLB Intellectual
Property.

         5.20  Capital Expenditures. Prohibit and prevent MRLB from making any
               --------------------
capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice.

         5.21  Insurance. Prohibit and prevent MRLB from reducing the amount of
               ---------
any insurance coverage provided by existing insurance policies.

         5.22  Accounting. Prohibit and prevent MRLB from making any change in
               ----------
accounting methods or practices (including any change in revenue recognition, depreciation or amortization policies or rates).

         5.23  Conduct Between the Date Hereof and the Closing. Conduct the
               -----------------------------------------------
business of MRLB in such a manner as to comply with the provisions of this Agreement and all representations, warranties and covenants contained herein, and neither MRLB nor any of the Shareholders shall engage in any activity which would breach any of the representations, warranties or agreements of any of the Shareholders contained herein or would cause such representations and warranties to be untrue in any material respect as a result of such activity.

         5.24  Update Financial Statements, Schedules and Exhibits. Update, if
               ---------------------------------------------------
and to the extent necessary, prior to the Closing, the MRLB Financial Statements, the MRLB Balance Sheet and all schedules and exhibits attached hereto, including without limitation the Disclosure Schedule, to reflect any changes therein from the date hereof to and including the day immediately preceding the Closing Date (or such other date as shall be agreed to by the Shareholders and PPD and PPD Parent), so that such schedules and exhibits shall be true, complete and accurate as of the Closing Date as to such events (or such other date as shall be agreed to by the Shareholders and PPD Parent).

                                    ARTICLE 6
                              ADDITIONAL COVENANTS
                              --------------------

         6.1   Parties' Actions. The Shareholders, PPD and PPD Parent shall
               ----------------
promptly after the date hereof take all actions required by each of them to consummate the transactions contemplated by this Agreement.

         6.2   Access to Information. The Shareholders shall afford PPD, PPD
               ---------------------
Parent and their accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing Date to (i) the properties and assets, books, contracts, commitments and records of MRLB, and (ii) all other information concerning the business, properties, assets and personnel of MRLB as PPD or PPD Parent may reasonably request. Any contact with employees, suppliers or customers of MRLB shall be coordinated through the Shareholders or their designees. No investigation by PPD or PPD Parent shall diminish or obviate any of the representations, warranties, covenants or agreements of MRLB under this Agreement.

         6.3   Public Disclosure. Unless otherwise permitted by this
               -----------------
Agreement, the Shareholders shall consult with and obtain PPD's prior written approval before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby. PPD and PPD Parent shall have the right to make public announcements or disclosures regarding this Agreement at such times as they determine, in good faith and in their sole discretion, that disclosure is required by applicable securities laws or the NASDAQ National Market rules provided that the Shareholders receive at least twenty-four (24) hours' prior written notice of such disclosure. Any other public announcements regarding this Agreement shall be made by PPD or PPD Parent subject to prior review and approval by the Shareholders (such approval not to be unreasonably withheld or delayed). Nothing contained herein shall prevent either party at any time from promptly furnishing any information required by any Governmental Entity or (in the case of PPD or PPD Parent) the NASDAQ National Market rules. PPD Parent and the Shareholders shall cooperate in minimizing any confusion among suppliers and customers of MRLB regarding transactions contemplated by this Agreement before and after the Closing.

         6.4   Consents; Cooperation.
               ---------------------

               (a)  Consents. The Shareholders and PPD Parent shall promptly
                    --------
apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by each of them for the consummation of the transactions contemplated by this Agreement, and the Shareholders shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of MRLB's Material Contracts in connection with the transactions contemplated by this Agreement for the assignment thereof, if required.

               (b)  Cooperation. If any administrative or judicial action or
                    -----------
proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of PPD Parent, MRLB and the Shareholders shall cooperate and use all reasonable efforts to contest and resist any order that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, unless by mutual agreement PPD and the Shareholders decide that litigation is not in their respective best interests.

         6.5   Restrictions on Trading of PPD Stock Prior to Closing. Each of
               -----------------------------------------------------
the Shareholders agree that they will not directly or indirectly purchase, sell or otherwise deal in shares of PPD Stock prior to the Closing Date and will use their best efforts to assure that no Related Party will directly or indirectly purchase, sell or otherwise deal in shares of PPD Stock prior to the Closing Date.

         6.6   Registration Rights. Effective as of the Closing Date, each
               -------------------
Shareholder shall enter into the Registration Rights Agreement.

         6.7   Insider Trading Policy. Notwithstanding anything in this
               ----------------------
Agreement, in no event shall any Shareholder be permitted to sell any shares of PPD Stock if such sale is prohibited by PPD Parent's insider trading policy then in effect. In addition, each Shareholder is subject to any resale restrictions imposed by applicable law or regulations, including without limitation the Securities Act.

         6.8   Repayment of Demand Loan. Subject to the limitations and
               ------------------------
repayment obligations set forth in this Section 6.8, MRLB shall repay by not
                                        -----------
more than BEF 51,838,502 that certain demand loan of MRLB payable to Evan A. Stein, M.D., Ph.D. and MRL Select Ltd. Co., provided that MRLB does not incur any indebtedness to fund such repayment.

         6.9   Notification of Certain Matters. The Shareholders shall give
               -------------------------------
prompt notice to PPD, and PPD shall give prompt notice to the Shareholders, of
(i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Shareholders or PPD Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                                                  --------  -------
delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise
                                        -----------
affect the remedies available hereunder to the party receiving such notice.

         6.10  Further Assurances. Each party hereto, at the reasonable request
               ------------------
of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby, whether before, at or after Closing.

                                    ARTICLE 7
                            CONDITIONS TO THE CLOSING
                            -------------------------

         7.1   Conditions to Obligations of PPD and PPD Parent. The obligations
               -----------------------------------------------
of PPD and PPD Parent hereunder shall be subject, in each instance, to the fulfillment, or written waiver by them (which waiver may be granted or withheld in its or their sole and absolute discretion) of each of the following conditions at or prior to the Closing (or such other time as specified below):

               (a)  Correctness of Warranties. All of the representations and
                    -------------------------
warranties of the Shareholders contained in this Agreement, and in any document or instrument delivered in connection with this Agreement or the transactions contemplated hereby, were true and correct when made and shall be true and correct at and as of the Closing Date (except such representations, warranties and matters which are specifically limited by reference to an earlier date and were true and correct as of such earlier date).

               (b)  Performance of Obligations. Each of the Shareholders shall
                    --------------------------
have performed and complied with all of the obligations, covenants and conditions required to be performed or complied with by it or him at or prior to the Closing.

               (c)  Adverse Change. There shall have been no change in the
                    --------------
business, operation, prospects or condition, financial or otherwise, of MRLB from the date hereof to the Closing Date which results or could result in a Material Adverse Effect.

               (d)  Third Party Consents. PPD and PPD Parent shall have been
                    --------------------
furnished with evidence reasonably satisfactory to it of the consent or approval of those persons, Governmental

Entities or other entities whose consent or approval shall be required to consummate the transactions contemplated by this Agreement.

               (e)  Certificate of Shareholders. PPD and PPD Parent shall have
                    ---------------------------
been provided with a certificate dated the Closing Date, executed by each Shareholder to the effect that, as of the Closing Date, the conditions provided for in Section 7.1(a) and Section 7.1(b) above have been satisfied. The
       --------------     --------------
certificate shall have the effect of affirming the representations and warranties made by the Shareholders on and as of the Closing Date.

               (f)  Documents to be Delivered by the Shareholders. In addition
                    ---------------------------------------------
to any other documents or records required to be delivered hereunder, the Shareholders shall deliver or cause to be delivered to PPD and PPD Parent at Closing (or as otherwise provided for herein):

                    (1) Powers of attorney duly executed by the Shareholders authorizing PPD, PPD Parent or its nominees to make the necessary entries in the shareholders' register of MRLB to record the transfer of the Shares to PPD.

                    (2) Letters of resignation as Directors of MRLB signed by Thomas Tollenaere, Robert Hill and Evan A. Stein, M.D., Ph.D., waiving all claims against MRLB.

                    (3) All statutory books and records of MRLB including, without limitation, the shareholders' register and the minutes of all shareholders' meetings and meetings of the board of Directors and books of account.

                    (4) The General Escrow Agreement duly executed by and binding upon each Shareholder.

                    (5) The Registration Rights Agreement duly executed by and binding upon each Shareholder.

                    (6) Written terminations effective as of the Closing Date of all employment agreements between MRL and Robert Hill and Tom Tollenaere.

                    (7) Written terminations effective as of the Closing Date of all consulting agreements with Roblinda Consulting, Ltd. and T2 Data Consult BVBA, if any.

                    (8) Written terminations effective as of the Closing Date of all buy-sell agreements and shareholders' agreements which have been executed by any of the Shareholders.

                    (9) Such other instruments, documents or certificates required by this Agreement or as PPD, PPD Parent or their counsel shall reasonably request.

               (g)  Closing of the Agreement and Plan of Reorganization. The
                    ---------------------------------------------------
simultaneous closing of the transactions contemplated by the Agreement and Plan of Reorganization.

               (h)  No Injunctions or Restraints. No Governmental Entity shall
                    ----------------------------
have enacted,
issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

               (i)  Employment and Consulting Agreements. Thomas Tollenaere and
                    ------------------------------------
Robert Hill shall have entered into consulting agreements with MRLB upon terms acceptable to PPD Parent and Robert Hill shall have entered into an employment agreement with MRLB upon terms acceptable to PPD Parent.

               (j)  Signature Cards. New signature cards shall have been
                    ---------------
executed with respect to all bank accounts and safe deposit boxes of MRLB with signatories as specified by PPD Parent.

         7.2   Conditions to Obligations of Shareholders. The obligations of
               -----------------------------------------
each of the Shareholders hereunder shall be subject, in each instance, to the fulfillment, or written waiver by them (which waiver may be granted or withheld in their sole and absolute discretion), of each of the following conditions at or prior to the Closing:

               (a)  Representations and Warranties. All of the representations
                    ------------------------------
and warranties of PPD and PPD Parent contained in this Agreement, and in any document or instrument delivered in connection with this Agreement or the transactions contemplated hereby, were true and correct when made and shall be true at and as of the Closing Date (except such representations, warranties and matters which relate solely to an earlier date and were true and correct as of such earlier date).

               (b)  Performance of Obligations. PPD and PPD Parent shall have
                    --------------------------
performed and complied with all of the obligations, covenants, conditions and agreements required to be performed or complied with by them at or prior to the Closing.

               (c)  Third Party Consents. The Shareholders shall have been
                    --------------------
furnished with evidence satisfactory to them of the consent or approval of those persons, Governmental Entities or other entities whose consent or approval shall be required to consummate the transactions contemplated by this Agreement.

               (d)  Documents to be Delivered by PPD and/or PPD Parent. PPD
                    --------------------------------------------------
and PPD Parent shall deliver or cause to be delivered to the Shareholders at Closing (or as otherwise provided for herein):

                    (1) The Purchase Price, including stock certificates in the names of the Shareholders, as appropriate, evidencing the shares of PPD Stock to be issued pursuant to the provisions of Section 2.2.
                                                 -----------

                    (2) Copies of the resolutions duly adopted by the board of directors of PPD and PPD Parent, certified as of the Closing Date by the Secretary (or Assistant Secretary) thereof, evidencing the approval and authorization of the execution of this Agreement and consummation of the transactions contemplated by this Agreement.

                 (3) The General Escrow Agreement duly executed by and binding upon PPD and PPD Parent.

                 (4) The Registration Rights Agreement duly executed by and binding upon PPD Parent.

                 (5) Such other instruments, documents or certificates required by this Agreement or as the Shareholders or their counsel shall reasonably request.

            (e)  Closing of the Agreement and Plan of Reorganization. The
                 ------------------------
simultaneous closing of the transactions contemplated by the Agreement and Plan of Reorganization.

            (f)  No Injunctions or Restraints. No Governmental Entity shall
                 ----------------------------
have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting the transactions contemplated by this Agreement.

            (g)  Certificate of PPD and PPD Parent. The Shareholders shall
                 ---------------------------------
have been provided with a certificate dated the Closing Date, executed on behalf of PPD and PPD Parent by their respective Chief Executive Officers or Presidents and their respective Chief Financial Officers to the effect that, as of the Closing Date, the conditions provided for in Section 7.2(a) and Section 7.2(b)
                                             --------------     --------------
above have been satisfied. The certificate shall have the effect of affirming the representations and warranties made by PPD and PPD Parent on and as of the Closing Date.

                                    ARTICLE 8
            SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, ETC.
            -------------------------------------------------------

       8.1  Representations, Warranties, Covenants, Etc. of the Shareholders.
            ----------------------------------------------------------------
Notwithstanding any right of PPD and PPD Parent fully to investigate the affairs of MRLB and notwithstanding any Knowledge of facts determined or determinable by PPD or PPD Parent pursuant to such investigation or right of investigation, PPD and PPD Parent shall have the right to rely fully upon the representations, warranties, covenants, conditions and agreements of the Shareholders contained in this Agreement, the Disclosure Schedule and any other documents or writings furnished by them to PPD and PPD Parent pursuant to this Agreement. All representations, warranties, covenants, conditions and agreements of the Shareholders contained in this Agreement, the Disclosure Schedule and any other documents or writings furnished by them to PPD and PPD Parent pursuant to this Agreement shall survive the Closing Date for a period of eighteen (18) months, except that (i) the representations and warranties made by the Shareholders in
Section 3.4 ("Title to the Shares"), Section 3.14 ("Tax Matters"), Section 3.25
-----------                          ------------                  ------------
("Employees and Independents"), Section 3.26(c) ("Compliance with Laws and Plan
                                --------------
Documents") and Section 3.28 ("Environmental Matters") shall survive for the
                ------------
earliest of (A) ten (10) years after the Closing Date or (B) the applicable statute of limitations period, and (ii) any matter for which a Claims Notice has been submitted to the Shareholders prior to the expiration of the eighteen (18) month survivability period above shall survive and continue in full force and effect until final resolution of the matter set forth in the Claims Notice by an arbitrator, a court or other tribunal of competent jurisdiction or the agreement of PPD Parent and the Shareholders and satisfaction of the same.

       8.2  Representations, Warranties and Covenants of PPD and PPD Parent.
            ---------------------------------------------------------------
Notwithstanding any right of the Shareholders to fully investigate the affairs of PPD and PPD Parent and notwithstanding any Knowledge of facts determined or determinable by the Shareholders pursuant to such investigation or right of investigation, the Shareholders shall have the right to rely fully upon the representations, warranties, covenants, conditions and agreements of PPD and PPD Parent contained in this Agreement and any other documents or writing furnished by PPD and PPD Parent to them pursuant to this Agreement. All representations, warranties, covenants, conditions and agreements of PPD and PPD Parent contained in this Agreement and any other documents or writings furnished by PPD and PPD Parent to the Shareholders pursuant to this Agreement shall survive the Closing Date for a period of eighteen (18) months.

                                    ARTICLE 9
                                 INDEMNIFICATION
                                 ---------------

       9.1  General Indemnification by Shareholders. Provided that a Claims
            ---------------------------------------
Notice has been submitted to the Shareholders prior to the expiration of the applicable survivability period specified in Section 8.1 and subject to the
                                             -----------
additional limitations set forth in this Agreement, the Shareholders shall indemnify, defend and hold harmless PPD, PPD Parent and MRLB (and their respective directors, Directors, managers, officers, employees, affiliates, successors and assigns) from and against all of their General Losses. In addition, PPD and PPD Parent shall be entitled to General Indemnification from the Shareholders for General Losses arising out of or relating to the operation of the business of MRLB prior to the Closing Date, except for obligations and liabilities shown on the MRLB Balance Sheet, the Disclosure Schedule or those permitted under Section 3.17. Any indemnification obligations of the
                ------------
Shareholders in respect of General Losses shall be satisfied only as follows: first, out of the General Holdback Property held in the General Escrow under this Agreement, and second, out of the General Holdback Property held in the General Escrow under the Agreement and Plan of Reorganization and the Shareholders shall have no liability for General Losses in excess of the General Holdback Property under this Agreement and the the Agreement and Plan of Reorganization.

       Further, notwithstanding any disclosure in the Disclosure Schedule relating directly or indirectly to a Specific Loss, provided that a Claims Notice has been submitted to the Shareholders prior to the expiration of the applicable survivability period specified in Section 8.1 and subject to the
                                             -----------
additional limitations set forth in this Agreement, the Shareholders shall indemnify, defend and hold harmless PPD, PPD Parent and MRLB (and their respective directors, Directors, managers, officers, employees, affiliates, successors and assigns) from and against all of their Specific Losses. Any indemnification obligations of the Shareholders in respect of Specific Losses may be only as follows: first, out of the General Holdback Property held in the General Escrow under this Agreement, second, out of the General Holdback Property held in the General Escrow under the Agreement and Plan of Reorganization, and third, by recourse to the Shareholders, jointly and severally; provided, however, that if at any time there is a PPD Payment Request
           --------
(as defined in the General Escrow Agreement) or a PPD Notice (as defined in the General Escrow Agreement) relating to one or more General Losses and one or more PPD Payment Requests or PPD Notices relating to one or more Specific Losses, then PPD and PPD Parent shall have the option to have all General Losses identified in such PPD Payment Requests and PPD Notices satisfied from the General Holdback Property prior to satisfying the Specific Losses identified in such PPD Payment Requests and PPD Notices.

     A Claims Notice may be sent by an Indemnified Party to an Indemnifying Party for a General Loss, a Specific Loss, an Asserted Liability or an Asserted Tax Liability, regardless of whether the Indemnified Party's right to indemnification may be limited in amount by Section 9.6.
                                            -----------

     9.2 General Indemnification by PPD and PPD Parent. PPD and PPD Parent shall
         ---------------------------------------------
indemnify, defend and hold harmless the Shareholders (and each of their respective successors, heirs and assigns) from and against all General Losses of the Shareholders (and each of their respective successors, heirs and assigns).

     9.3 Notice. Within a reasonable time after receipt by or Knowledge of an
         ------
Indemnified Party of any Asserted Liability or any Asserted Tax Liability that may result in a General Loss or Specific Loss of an Indemnified Party, the Indemnified Party shall promptly forward a Claims Notice to each Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in
       --------  -------
notifying any Indemnifying Party shall relieve any Indemnifying Party from its indemnification obligations hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. The Claims Notice shall describe the Asserted Liability or Asserted Tax Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) for which the Indemnified Party is claiming indemnification.

     9.4 Opportunity to Defend. The Indemnifying Party may elect to compromise
         ---------------------
or defend, at its own expense and with counsel reasonably acceptable to the Indemnified Party, any Asserted Liability or Asserted Tax Liability; provided, however, that the Indemnifying Party may not consent to an entry of any judgment or compromise or settle any Asserted Liability or Asserted Tax Liability without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.

     The Indemnifying Party will have the right to defend any such Asserted Liability or Asserted Tax Liability, so long as (i) the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party will indemnify the Indemnified Party from and against all General Losses and/or Specific Losses of the Indemnified Party resulting from, arising out of or relating to the matter described in the Claims Notice, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the matter described in the Claims Notice and fulfill its indemnification obligations hereunder, (iii) the matter described in the Claims Notice involves only money damages and does not seek an injunction or other equitable relief, (iv) any settlement of, or an adverse judgment with respect to, the matter described in the Claims Notice is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the matter described in the Claims Notice actively and diligently.

     So long as the Indemnifying Party is conducting the defense of the matter described in the Claims Notice in accordance with the standards set forth above,
(A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the matter described in the Claims Notice, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter described in the Claims Notice without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter described in the Claims Notice without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

     In the event any of the conditions set forth above is or becomes unsatisfied, however, (1) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the matter described in the Claims Notice in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (2) each Indemnifying Party will reimburse the Indemnified Party promptly for the costs of defending against the matter described in the Claims Notice (including reasonable attorneys' fees, expert witness fees and expenses), and (3) any Indemnifying Party will remain responsible for any General Losses and/or Specific Losses of the Indemnified Party resulting from, arising out of, or relating to the matter described in the Claims Notice, to the fullest extent provided in this Article 9. If the
                                                      ---------
Indemnifying Party decides to defend any Asserted Liability or Asserted Tax Liability, the Indemnified Party shall make available to the Indemnifying Party any books, records, personnel or other documents within its control that are necessary or appropriate for such defense, subject to the Indemnifying Party's obligations of confidentiality to any third party.

     9.5 General Tax Indemnification by Shareholders. The Shareholders shall,
         -------------------------------------------
under the General Indemnification described in Section 9.1 above and subject to
                                               -----------
the limitations described in Section 9.6 below, jointly and severally indemnify
                             -----------
and hold harmless PPD, PPD Parent and MRLB from and against any Asserted Tax Liability, including any reasonable expenses incurred by PPD, PPD Parent and MRLB as a result of contesting such Asserted Tax Liability.

     9.6 Limitations on Indemnification.
         ------------------------------

         (a)  Generally. Any matters for which a Claims Notice has been given
              ---------
by PPD and/or PPD Parent to the Shareholders prior to the expiration of the survivability period specified in Section 8.1 shall continue until final
                                  -----------
resolution of the matters set forth in the Claims Notice given by PPD and/or PPD Parent to the Shareholders by an arbitrator, a court or other tribunal of competent jurisdiction or the agreement of PPD, PPD Parent and the Shareholders and satisfaction of the same. Notwithstanding anything in this Agreement to the contrary, any indemnification of an Indemnified Party pursuant to this Article 9
                                                                       ---------
shall be made after taking into account any insurance proceeds that PPD receives with respect to such General Loss.

     (b) Shareholders' Indemnity. The Shareholders collectively shall have no
         -----------------------
indemnification obligations in respect of any General Losses or Specific Losses until the aggregate amount of General Losses and Specific Losses of MRL, PPD Parent and Subsidiary No. 8, LLC (and their respective directors, managers, officers, employees, affiliates, successors and assigns) under the Agreement and Plan of Reorganization plus the aggregate amount of General Losses and Specific Losses of MRLB, PPD and PPD Parent (and their respective directors, Directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement, collectively, exceeds $500,000 (Five Hundred Thousand Dollars), and then the Shareholders shall be liable only for the amount of such General Losses and Specific Losses in excess of Five Hundred Thousand Dollars ($500,000). The maximum amount of the indemnification obligations of the Shareholders collectively under this Agreement shall be limited, with respect to General Losses of MRLB, PPD and PPD Parent (and their respective directors, Directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement, to the General Holdback Property under this Agreement and the General Holdback Property under the Agreement and Plan of Reorganization. The Shareholders shall have no indemnification obligations for any General Losses of MRLB, PPD and PPD Parent (and their respective directors, Directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement relating to any matter involving an amount of $10,000 (Ten Thousand Dollars) or less, but such General Losses shall be taken into account fully in determining if and when the aggregate General Losses and Specific Losses of MRL, PPD Parent and Subsidiary (and their respective directors, managers, officers, employees, affiliates, successors and assigns) under the Agreement and Plan of Reorganization and the General Losses and Specific Losses of MRLB, PPD and PPD Parent (and their respective directors, Directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement, collectively, exceeds the threshold of $500,000 (Five Hundred Thousand Dollars) stated above.

     (c) Limit on Indemnity for Specific Losses. The maximum amount of the
         --------------------------------------
indemnification obligations of the Shareholders collectively under this Agreement shall be limited, with respect to Specific Losses of MRLB, PPD and PPD Parent (and their respective directors, Directors, managers, officers, employees, affiliates, successors and assigns) under this Agreement, to an amount equal to Thirty Percent (30%) of the Purchase Price.

     (d) PPD and PPD Parent's Indemnity. Notwithstanding anything to the
         ------------------------------
contrary contained herein, neither PPD nor PPD Parent shall have any indemnification obligations in respect of any General Losses until the aggregate amount of General Losses of Evan A. Stein, M.D., Ph.D., Paula Steiner, Peter Laskarzewski and Joseph L. Staneck (and their respective successors, heirs and assigns) under the Agreement and Plan of Reorganization and the General Losses of the Shareholders (and their respective successors, heirs and assigns) under this Agreement, collectively, exceeds $500,000 (Five Hundred Thousand Dollars), and then PPD and PPD Parent collectively shall be liable only for the amount of such General Losses in excess of $500,000 (Five Hundred Thousand Dollars). The maximum amount of the indemnification obligations of PPD and PPD Parent collectively under this Agreement shall be limited to the General Holdback Property. Neither PPD nor PPD Parent shall have any indemnification obligations for any General Losses of the Shareholders under this Agreement relating to any matter involving an amount of $10,000 (Ten Thousand Dollars) or less, but such General Losses shall be taken into account fully in determining if and when the aggregate General Losses of

Evan A. Stein, M.D., Ph.D., Paula Steiner, Peter Laskarzewski and Joseph L. Staneck (and their respective successors, heirs and assigns) under the Agreement and Plan of Reorganization and the General Losses of the Shareholders (and their respective successors, heirs and assigns) under this Agreement, collectively, exceeds the threshold of Five Hundred Thousand Dollars ($500,000) stated above.

                                   ARTICLE 10
                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     10.1 Termination. This Agreement may be terminated, and the transactions
          -----------
contemplated hereby may be abandoned, at any time prior to the Closing Date:


          (a) Mutual Consent. By mutual written consent of PPD and the
              --------------
Shareholders;


          (b) Failure of Conditions. By either PPD or the Shareholders, if the
              ---------------------
Closing shall not have occurred on or before February 28, 2002; provided that
                                                                --------
the right to terminate this Agreement pursuant to this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (c) Breach by Shareholders. By PPD, if any of the Shareholders is in
              ----------------------
breach of any of its representations, warranties or obligations hereunder (and such breach shall not have been cured within ten (10) business days of receipt by the Shareholders of written notice of such breach), or if any representation or warranty of the Shareholders set forth in this Agreement shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) and
                                                             --------------
Section 7.1(b) would be incapable of being satisfied by February 28, 2002;
--------------

          (d) Breach by PPD or PPD Parent. By MRLB, if either PPD or PPD Parent
              ---------------------------
is in breach of any of its representations, warranties or obligations hereunder (and such breach shall not have been cured within ten (10) business days following receipt by PPD and PPD Parent of written notice of such breach), or if any representation or warranty of PPD or PPD Parent set forth in this Agreement shall have become untrue, in either case such that the conditions set forth in
Section 7.2(a) and Section 7.2(b) would be incapable of being satisfied by
--------------     --------------
February 28, 2002;

          (e) By PPD. By PPD, if the Average PPD Stock Price is greater than
              ------
$32.00 (Thirty-Two Dollars) per share; or


          (f) By Shareholders. By the Shareholders, if the Average PPD Stock
              ---------------
Price is less than $25.00 (Twenty-Five Dollars) per share.

     10.2 Rights and Liability Upon Termination. In the event of termination of
          -------------------------------------
this Agreement as provided in Section 10.1, this Agreement shall forthwith
                              ------------
become void and there shall be no liability or obligation on the part of PPD, PPD Parent or the Shareholders or their respective officers, directors, stockholders or affiliates, except as follows: (i) a party shall be liable to the other party for any expenses to the extent provided in Section 11.1; (ii) if
                                                           ------------
termination results from the material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 7.1(a) and Section 7.1(b) or Section 7.2(a) and Section 7.2(b),
         --------------     --------------    --------------     --------------
as applicable, were not satisfied, then the breaching party shall be liable to the nonbreaching party for actual and compensatory damages (but not for consequential or punitive damages), including reasonable attorneys' fees; and
(iii) the provisions of this Section 10.2 and the provisions of the Letter of
                             ------------
Intent between the parties dated December 6, 2001 regarding confidentiality shall remain in full force and effect and survive any termination of this Agreement.

         10.3 Extension; Waiver. At any time prior to the Closing Date any party
              -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. No such consent to such extension or waiver by any of the parties hereto to any departure therefrom by any of the other parties hereto shall be effective unless such extension or waiver shall be in writing and signed by the party or parties to be bound. Each party agrees that any agreement to any such extension or waiver will not operate as an extension or waiver as to any other matter and that all extensions and/or waivers may be granted or withheld in the sole discretion of the parties. Each party agrees that no failure or delay in exercising any right, power or privilege afforded to it under this Agreement will operate as a waiver of such right, power or privilege at any time. Single or partial exercise of any right, power or privilege granted under this Agreement does not preclude any other or further exercise of any right.

                                   ARTICLE 11
                               GENERAL PROVISIONS
                               ------------------

         11.1 Expenses. Whether or not Closing occurs, (i) all fees and expenses
              --------
(including without limitation all attorneys', accountants', advisors' and investment bankers' fees and expenses) in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby (collectively, "Fees") incurred by or on behalf of the Shareholders shall
                       ----
be paid by the Shareholders, provided, however, that MRLB shall pay the reasonable costs and expenses in connection with its 2001 annual audit, and (ii) all Fees incurred by or on behalf of PPD and PPD Parent shall be paid by PPD and PPD Parent; provided, however, that (A) if Closing does not occur by reason of
            --------  -------
the material breach by the Shareholders of any of their representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 7.1(a) and Section 7.1(b) were not satisfied,
                        --------------     --------------
the Shareholders shall pay all of the Fees of PPD and PPD Parent; and (B) if Closing does not occur by reason of the material breach by PPD or PPD Parent of any of their representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 7.2(a) and Section
                                                     --------------     -------
7.2(b) were not satisfied, then PPD and PPD Parent shall pay all of the Fees of
------
the Shareholders.

         11.2 Notices. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given the date delivered if delivered personally, on the day after the date sent if sent by overnight commercial delivery, on the second day after the date deposited if mailed by certified mail (return receipt requested) or on the date transmitted if sent via facsimile if a facsimile number is included below (with confirmation of receipt generated by the transmitting machine) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)      PPD or PPD Parent. If to PPD or PPD Parent, to:
                   -----------------

                   PPD International Holdings, Inc.
                   Pharmaceutical Product Development, Inc.
                   3151 17th Street
                   Wilmington, North Carolina 28412
                   Attention:     Fredric N. Eshelman, Chief Executive Officer
                   ---------
                                  Judd Hartman, Esq., General Counsel
                   Facsimile No.: (910) 772-6951
                   Telephone No.: (910) 251-0081

          with a copy (which shall not constitute notice to PPD or PPD Parent) to:

                   Murchison, Taylor & Gibson, L.L.P.
                   16 N. Fifth Avenue
                   Wilmington, North Carolina 28401
                   Attention: G. Stephen Diab, Esq.
                   ---------
                   Facsimile No.: (910) 763-6561
                   Telephone No.: (910) 763-2426

          (b)      Shareholders. If to the Shareholders, to:
                   ------------

                   Evan A. Stein, M.D., Ph.D.
                   111 Stanbery Ridge
                   Fort Thomas, KY 41075

                   MRL SELECT LTD. CO.
                   111 Stanbery Ridge Fort Thomas, KY 41075

          With a copy (which shall not constitute notice to the Shareholders) to:

                   Thompson Hine LLP
                   312 Walnut Street, 14/th/ Floor
                   Cincinnati, OH 45202
                   Attention: Louis F. Solimine, Esq.
                   ---------
                   Facsimile No.: (513) 241-4771
                   Telephone No: (513) 352-6700

     11.3 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which will be deemed an original, and all of which together constitutes one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature pages; all of such signaturepages will be read as though one, and they will have the same force and effect as though all of the signers had signed a single signature page.

     11.4 Entire Agreement. This Agreement, together with the exhibits and
          ----------------
schedules and the Disclosure Schedule, contains the entire understanding of the parties hereto with respect to the transactions contemplated herein and may be amended, modified, supplemented or altered only by a writing duly executed by all of the parties hereto, and, except as expressly provided to the contrary herein, any prior agreements or understandings, whether oral or written, are entirely superseded hereby. All exhibits and schedules referred to herein, including without limitation the Disclosure Schedule, are incorporated herein by reference as if fully set forth herein.

     11.5 Assignment; Binding Effect. This Agreement shall extend to, shall
          --------------------------
inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective heirs, successors and permitted assigns. No party may assign this Agreement or delegate its duties hereunder except by a writing duly executed by all of the parties hereto, except that either or both of PPD and PPD Parent may assign any or all of its or their rights and obligations hereunder to another directly or indirectly wholly-owned entity of PPD Parent.

     11.6 Brokerage. Each of the parties hereto represents and warrants that
          ---------
there are no claims, or any basis for any claims, for brokerage commissions, finder's fees or similar commissions in connection with the transactions contemplated by this Agreement, including the execution of this Agreement, resulting from any action taken by such party, or by any of its agents, officers, employees or representatives, except for Investec PMG Capital, the fees and commissions of which shall be the sole responsibility of the Shareholders and shall be paid in accordance with applicable federal and state securities laws, whether or not the Closing occurs and neither PPD nor PPD Parent shall have any obligation therefor. PPD and PPD Parent, on the one hand, and each of the Shareholders jointly and severally, on the other hand, agree to indemnify and hold the other entirely harmless against and from any and all losses and expenses which such other party may sustain or incur as a result of any liability to any broker or finder (including reasonable attorneys' fees) on the basis of any arrangement or agreement made by or on behalf of the other, or by its or their agents, officers, employees or representatives.

     11.7 Choice of Law. This Agreement shall in all respects be construed in
          -------------
accordance with and governed by the laws of the State of North Carolina without reference to its conflicts of laws provisions.

     11.8 Enforcement of Agreement. The parties hereto agree that irreparable
          ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof in a court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.9 Severability. If any provision or provisions of this Agreement or of
          ------------
any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, shall be deemed invalid or unenforceable pursuant to a final determination of an arbitrator or court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof or thereof and shall not affect the validity or effect of any other portion hereof or thereof.

     11.10 Gender and Number. Whenever required by the context, the singular
           -----------------
shall include the plural and the plural shall include the singular. Each gender reference shall include the masculine, feminine and neutral gender, as appropriate.

     11.11 Headings. The headings and Article, Section and paragraph captions in
           --------
this Agreement are for convenience of reference only, and shall not be considered a part of this Agreement or affect the interpretation of this Agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, PPD, PPD Parent and the Shareholders have caused this Agreement to be executed and delivered by themselves or their respective duly authorized representatives, as applicable, all as of the date first written above.

PPD:                                    PPD International Holdings, Inc.
---


                                    By: /s/ Fred B. Davenport, Jr.
                                        -------------------------
                                        Name:  Fred B. Davenport, Jr.
                                        Title: Vice-President

PPD PARENT:                             Pharmaceutical Product Development, Inc.
----------


                                    By: /s/ Fred B. Davenport, Jr.
                                        -------------------------
                                        Name:  Fred B. Davenport, Jr.
                                        Title: President

SHAREHOLDERS:
-------------
                                        /s/ Evan A. Stein, M.D., Ph.D.    (SEAL)
                                        ----------------------------------
                                        EVAN A. STEIN, M.D., PH.D.


                                        MRL Select Ltd. Co.


                                    By: /s/ Evan A. Stein, M.D., Ph.D.
                                        -----------------------------
                                        Name:  Evan A. Stein, M.D., Ph.D.
                                        Title: Managing Partner

                 List of Attachments to Share Purchase Agreement


Disclosure Schedule
-------------------

Exhibit 1.15 ............. General Escrow Agreement
------------
Exhibit 1.37 ............. Registration Rights Agreement
------------